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                                                                  Exhibit 10.17

                             AMENDMENT TO GUARANTY

         THIS AMENDMENT TO GUARANTY AGREEMENT (hereinafter sometimes referred to as this "Amendment"), entered into as of the 17th day of October, 1991, by and among NATIONAL HEALTHCORP L.P., a Delaware limited partnership (the "Partnership Guarantor"), JAMES O. McCARVER, an individual resident of the State of Florida (formerly an individual resident of the State of Texas and hereinafter referred to as the "Individual Guarantor") (the Partnership Guarantor and the Individual Guarantor being sometimes hereinafter referred to individually as a "Guarantor" and collectively as the "Guarantors"), and THE TORONTO-DOMINION BANK, acting through its Chicago Branch (the "Bank");

                              W I T N E S S E T H:

         WHEREAS, the Issuers have heretofore issued the Bonds pursuant to their respective Indentures with the Trustees; and

         WHEREAS, the proceeds of the Bonds have heretofore been loaned by the Issuers to Florida Convalescent Centers, Inc., a Florida corporation (together with its successors and permitted assigns, the "Borrower"), or have been utilized by the Issuers pursuant to the Financing Agreements, for the purpose of refunding the Refunded Bonds, the proceeds of which had been used to finance the acquisition, construction and equipping of the Projects; and

         WHEREAS, subject to the terms and conditions of that certain Reimbursement Agreement dated as of December 1, 1987 (as amended from time to time, the "Reimbursement Agreement") between the Borrower and the Bank, and acknowledged by the Guarantors, the Bank has issued for the account of the Borrower its Letters of Credit to assure the timely payment of the principal of and interest on the Bonds, and the purchase price of Bonds tendered for purchase pursuant to the Indentures; and

         WHEREAS, pursuant to the provisions of the Reimbursement Agreement, the Borrower is responsible for amounts drawn under the Letters of Credit, and for fees and other amounts due with respect to the Letters of Credit; and

         WHEREAS, as a condition to the issuance of the Letters of Credit, the Guarantors entered into that certain Guaranty Agreement dated as of December 1, 1987 (as heretofore amended, the "Guaranty Agreement"), from the Guarantors in favor of the Bank, pursuant to which the Guarantors have jointly, severally and unconditionally guaranteed to the Bank the payment of all amounts owing by the Borrower from time to time under the Reimbursement Agreement and certain other amounts and obligations referred to in the Guaranty
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Agreement (the amounts and obligations so guaranteed being sometimes referred to herein as the "Guaranteed Obligations"); and

         WHEREAS, the Partnership Guarantor and National Health Investors, Inc., a Maryland corporation intending to qualify as a real estate investment trust under the applicable provisions of the Internal Revenue Code ("NHI"), have entered into an agreement pursuant to which the Partnership Guarantor will convey its ownership interest in forty (40) nursing homes and three (3) retirement centers, and in certain other assets, to NHI (said transaction being hereinafter referred to as the "Asset Transfer"); and

         WHEREAS, in consideration of the Asset Transfer, NHI has agreed, among other things, to guarantee to the Bank the payment and performance of all of the Guaranteed Obligations by executing and delivering that certain Guaranty Agreement of even date herewith from NHI in favor of the Bank (the "NHI Guaranty"); and

         WHEREAS, as a condition to granting its consent to the Asset Transfer, the Bank is requiring, among other things, that the Guaranty Agreement be amended and reaffirmed as hereinafter provided, and that the Borrower agree to amend the Reimbursement Agreement as provided in that certain Amendment to Reimbursement Agreement of even date herewith (the "Reimbursement Agreement Amendment") between the Borrower and the Bank, and acknowledged by the Guarantors and NHI;

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree that capitalized terms used herein but not otherwise defined or limited in this Amendment shall have the meanings ascribed thereto in the Guaranty Agreement and further agree as follows:

         1. Amendment to Section 1.1.

                  (a) The Guaranty Agreement is hereby amended by amending certain of the existing definitions in Section 1.1, Definitions, as follows:

                           (i) The definition of "Debt Service Coverage Ratio" is hereby amended by deleting said definition in its entirety and by substituting the following in lieu thereof:

                           "'Debt Service Coverage Ratio' means, with respect to
                  the Partnership Guarantor for any period, the ratio of (i) the annualized sum of Net Income and operating lease obligations, depreciation, amortization and interest expense for such period, minus distributions paid to holders of units of the Partnership Guarantor


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                  during such period, or projected by the Partnership Guarantor in written financial projections furnished to the Bank to be paid with respect to such period, whichever is greater, to
                  (ii) the sum of current maturities of Funded Debt and interest expense, operating lease obligations and payments required to fund any obligations guaranteed by the Partnership Guarantor, including, without limitation, the Guaranteed Obligations, all as determined in accordance with GAAP."

                           (ii) The definition of "Funded Debt" is hereby amended by deleting from the end thereof the phrase ", and shall include all capitalized lease obligations.", and by substituting in lieu thereof the phrase "(excluding Subordinated Debt), plus notes payable, current maturities of Funded Debt, capitalized lease obligations, operating lease obligations and all Guarantees."

                           (iii) The definition of "Lien" is hereby amended by deleting said definition in its entirety and by substituting the following in lieu thereof:

                           "'Lien' means, with respect to any asset, any
                  mortgage, lien, pledge, security interest or encumbrance of any kind in respect of such asset. For the purpose of this Guaranty Agreement, each party hereto shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset."

                           (iv) The definition of "Subordinated Debt" is hereby amended by inserting immediately before the period at the end thereof the phrase "pursuant to subordination provisions satisfactory to the Bank."

                           (iii) The definition of "Tangible Net Worth" is hereby amended by deleting said definition in its entirety and by substituting the following in lieu thereof:

                           "'Tangible Net Worth' means, with respect to the
                  Partnership Guarantor, Equity plus Subordinated Debt, minus the general intangibles of the Partnership Guarantor, including, without limitation, goodwill and unamortized loan costs in excess of One Million Four Hundred Thousand Dollars ($1,400,000)."

                  (b) The Guaranty Agreement is hereby further amended by deleting in their entirety the definitions of "Capitalized Lease Obligation", "Consolidated Current Assets", "Consolidated Current Liabilities", "Consolidated Funded Debt", "Consolidated Net


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Income", "Consolidated Tangible Net Worth", "Current Liabilities", "Current
Maturities of Funded Debt", "Operating Lease Obligations" and "Tangible Net Assets".

                  (c) The Guaranty Agreement is hereby further amended by adding the following new definitions in Section 1.1, Definitions:

                  "'Adjusted Tangible Net Worth' means, with respect to the Partnership Guarantor, Equity plus Fifteen Million Seven Hundred Forty-Five Thousand Dollars ($15,745,000) in deferred income resulting from the profit on the sale of nursing home properties to National as equity (which amount shall decrease over time in accordance with the Partnership Guarantor's books and records that comply with GAAP), plus Subordinated Debt, minus goodwill and unamortized loan costs in excess of One Million Four Hundred Thousand and No/100 Dollars ($1,400,000.00).

                  "Consent Letter" means that certain letter dated September 27, 1991, from the Bank to the Partnership Guarantor, as modified and supplemented by that certain letter date October 1, 1991, from the Bank to the Partnership Guarantor, pursuant to which the Bank agreed to consent to the Asset Transfer upon the fulfillment of all of the conditions set forth therein.

                  'Fixed Charge Coverage Ratio' means, with respect to the Partnership Guarantor for any period, (a) the annualized sum of Net Income, plus depreciation, amortization, interest expense, and capitalized lease obligations and operating lease obligations (excluding any components included in interest expense and amortization), minus distributions paid to holders of units of the Partnership Guarantor during such period, or projected by the Partnership Guarantor in written financial projections furnished to the Bank to be paid with respect to such period, whichever is greater, divided by (b) the sum of interest expense, current maturities of Funded Debt, and capitalized lease obligations and operating lease obligations (excluding any components included in interest expense and current maturities of Funded Debt), and any payments required to fund any obligations guaranteed by the Partnership Guarantor, including, without limitation, the Guaranteed Obligations all as determined in accordance with GAAP.

                  'Loan and Security Agreement' means that certain Loan and Security Agreement dated as of December 16, 1988, by and among National Health Corporation Leveraged Employee Stock Ownership Trust, the Banks named therein, Third National Bank in Nashville as agent for said banks, the Partnership Guarantor and National, as amended from time to time.


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                  'Master Lease' means that certain Master Agreement to Lease dated as of October 17, 1991, between NHI, as landlord, and the Partnership Guarantor, as tenant, as the same may be amended from time to time.

                  'National' means National Health Corporation, a Tennessee corporation, and its successors and assigns.

                  'NHI' means National Health Investors, Inc., a Maryland corporation intending to qualify as a real estate investment trust under the applicable provisions of the Internal Revenue Code, and its successors and permitted assigns.

                  'NHI Guaranty Agreement' means that certain Guaranty Agreement of even date herewith from NHI in favor of the Bank, as the same may be amended from time to time.

                  'Partnership Guarantor Pledge Agreement' means that certain Collateral Pledge Agreement of even date herewith by and between the Partnership Guarantor and the Bank, pursuant to which the Partnership Guarantor has pledged certain cash or marketable securities to the Bank pursuant to Section 4.19 hereof as collateral for the guaranty obligations of the Partnership Guarantor hereunder, as amended from time to time."

         2. Amendments to Article II. Article II of the Guaranty Agreement is hereby amended by deleting from Section 2.2 thereof the phrase "to Account No. 544-7-74055, at Manufacturers Hanover Trust Company, 40 Wall Street, New York, New York 10005, for credit to The Toronto-Dominion Bank, New York Branch, in favor of Toronto-Dominion Chicago Branch," and by substituting the following in lieu thereof:

         ", by wire transfer, to Morgan Guaranty Trust Company, ABA No. 021000238, to the account of The Toronto-Dominion Bank, Account No. 63000271, for further credit to Toronto-Dominion Cayman, Account No. 2159251,".

         3. Amendments to Article IV.

                  (a) The Guaranty Agreement is hereby amended (i) by deleting therefrom the phrase "one hundred twenty (120) days" wherever such phrase appears in Section 4.9, Audited Annual Financial Statements and Information; Certificate of No Default, Section 4.10, Quarterly Financial Statements and Information, and Section 4.11, Quarterly Performance Certificates, and by substituting in lieu thereof the phrase "ninety (90) days", and (ii) by deleting therefrom the phrase "sixty (60) days" wherever such phrase appears in said Sections 4.9, 4.10 and 4.11, and by substituting in lieu thereof the phrase "forty-five (45) days".


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                  (b) The Guaranty is hereby amended by adding the following clause immediately after the phrase "all of which shall be on a consolidated and a consolidating basis with Partnership Guarantor's Subsidiaries" in Section 4.10 thereof:

                  ", setting forth in comparative form the figures as at the end of and (except for the first fiscal year after the date hereof) for the corresponding quarter of the previous fiscal year,".

                  (c) The Guaranty Agreement is hereby amended by deleting therefrom Section 4.14, Financial Covenants, in its entirety and by substituting the following therefor:

                           "4.14 Financial Covenants. The Partnership Guarantor
                  shall comply with the following financial covenants, with determination of compliance being made quarterly unless more frequently requested by the Bank:

                           (a) Current Ratio. The Partnership Guarantor shall at
                  all times maintain a Current Ratio of at least 1.5 to 1.0.

                           (b) Working Capital. The Partnership Guarantor shall
                  at all times maintain minimum Working Capital of at least Ten Million and No/100 Dollars ($10,000,000.00).

                           (c) Funded Debt to Adjusted Tangible Net Worth Ratio.
                  The Partnership Guarantor shall at all times maintain a ratio of Funded Debt to Adjusted Tangible Net Worth of no more than 3.5:1.0.

                           (d) Tangible Net Worth. The Partnership Guarantor
                  shall at all times maintain a Tangible Net Worth of not less than (i) $32,000,000 for the period from the date of delivery of this Guaranty Agreement through December 30, 1987; (ii) $36,000,000 for the period from December 31, 1987 through December 30, 1988; and (iii) $40,000,000 at all times thereafter; provided, however, that beginning on March 31, 1990, and on subsequent calendar quarter endings, the minimum Tangible Net Worth requirement set forth herein will increase by One Million Four Hundred Thousand Dollars ($1,400,000) per quarter on a cumulative basis.

                           (e) Debt Service Coverage. The Partnership Guarantor
                  shall at all times maintain a minimum Debt Service Coverage Ratio of at least 1.3 to 1.0.

                           (f) Fixed Charge Coverage. The Partnership Guarantor
                  shall at all times maintain a Fixed Charge Coverage Ratio of at least 1.10 to 1.0."


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                  (b) The Guaranty Agreement is hereby amended by deleting the words "and (d)" from Section 4.16, No Merger, Consolidation or Sale of Assets, and by substituting the following in lieu thereof:

                  "(d) the Partnership Guarantor causes NHI to confirm in a writing satisfactory to the Bank that the NHI Guaranty Agreement will continue to guaranty the obligations of the surviving entity under the Reimbursement Agreement and other Related Documents, and (e)".

                  (c) The Guaranty Agreement is hereby amended by adding the following as new Sections 4.19, 4.20, 4.21, 4.22, 4.23 and 4.24 at the end of
Article IV thereof:

                          "4.19 Pledge of Additional Collateral. The
                  Partnership Guarantor covenants and agrees to deliver to the Bank cash collateral in the amount of $5,000,000, to be held by the Bank pursuant to, and subject to the terms and conditions of, the Partnership Guarantor Pledge Agreement.

                           4.20 No More Favorable Terms for Other Lenders. The
                  Partnership Guarantor covenants and agrees that, with respect to its lending and credit relationships with Persons other than the Bank, the Partnership Guarantor will not agree or consent in writing to covenants, events of default and terms of repayment (including, without limitation, any obligations to purchase or repurchase evidences of Indebtedness) which are more favorable to such Person than the covenants, events of default and terms of repayment set forth herein; provided, however, that this covenant shall apply only to such lending and credit relationships in which the Partnership Guarantor is indebted, or has guaranteed or otherwise assured payment of Indebtedness of a third party, to such Person in an amount greater than $1,000,000, and shall not apply to either the refinancing of the interests of The Bank of New York and C&S/Sovran Bank in the financing made pursuant to the Loan and Security Agreement or to the pledge by the Partnership Guarantor of one or more certificates of deposit to Third National Bank in Nashville in connection with such refinancing.

                           4.21 Replacement of Letters of Credit. The Guarantors
                  acknowledge that, pursuant to the Reimbursement Agreement, the Borrower has agreed to replace the Letters of Credit with one or more Alternate Credit Facilities or Qualified Credit Facilities (as such capitalized terms are defined in the applicable Financing Agreements) on or before April 1, 1992, notwithstanding the stated expiration dates of the Letters of Credit.


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                  The Guarantors hereby covenant and agree to cause the Letters of Credit to be so replaced and to assist the Borrower in whatever way required in order to effect such replacements by April l, 1992, including, without limitation, by guaranteeing any reimbursement obligations relating to such Alternate Credit Facilities or Qualified Credit Facilities.

                           4.22 Liens on and Dispositions of Certain Property
                  Interests.

                           (a) Liens. The Partnership Guarantor covenants and
                  agrees that it will not create, assume or suffer to exist any Lien (other than those in existence on the date hereof and consented to by the Bank) upon its right, title or interest in and to any of the Facilities, including, but not limited to, its rights, title or interest in, to and under the Master Lease or any of the separate Leases referred to in Section
                  1.01 of the Master Lease, or its leasehold interest in property created thereby, without the prior written consent of Bank, except for Liens for taxes or other governmental charges not yet due or that are being actively contested in good faith by appropriate proceedings, and Liens in favor of the agent and the lenders under the Loan and Security Agreement.

                           (b) Disposition of Certain Property Interests.
                  Notwithstanding the covenant set forth in Section 4.16 above, the Partnership Guarantor covenants and agrees that it will not sell, assign, convey, sublease or otherwise dispose of any of its interest in any of the Facilities, including, but not limited to, its rights, title or interest in, to and under the Master Lease or in any of the separate Leases referred to in
                  Section 1.01 of the Master Lease, without the prior written consent of the Bank.

                           4.23 Indemnification. The Partnership Guarantor shall
                  (to the fullest extent permitted by Applicable Law) indemnify the Bank and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from this Guaranty Agreement, the Asset Transfer or any related transaction, from any breach by the Partnership Guarantor of this Guaranty Agreement or from any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Partnership Guarantor shall


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                  reimburse the Bank and each affiliate thereof and their
                  respective directors, officers, employees and agents, upon demand for any reasonable expenses (including, without limitation, legal fees and expenses) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

                           4.24 Additional Consents. The Partnership Guarantor
                  covenants and agrees that it will use its best efforts to obtain the consents described on Exhibit "A" hereto and by this reference incorporated herein at the earliest practicable time and to furnish the Bank with evidence thereof satisfactory to the Bank."

         4. Amendments to Section 6.1. Section 6.1 of the Guaranty Agreement, Events of Default, is hereby amended as follows:

                  (a) Section 6.1(b) of the Guaranty Agreement is hereby amended by deleting the phrase "4.15 or 4.16" therefrom, and by substituting in lieu thereof the phrase "4.15, 4.16, 4.19, 4.20, 4.21 and 4.22".

                  (b) Section 6.1(h) of the Guaranty Agreement is hereby amended by inserting the following phrase immediately after the reference to the "Revolver Agreement" and prior to the semi-colon: ", the Partnership Guarantor Pledge Agreement, the NHI Guaranty Agreement or the Loan and Security Agreement".

         5. Amendments to Section 7.2. Section 7.2 of the Guaranty Agreement, Notices, is hereby amended as follows:

                  (1) The notice address for the Chicago Branch of the Bank remains unchanged; however, the address to which copies of notices to the Bank are to be sent is hereby amended to read as follows: "The Toronto-Dominion Bank, USA Division, 31 West 52nd Street, New York, New York 10019-6101, Attention:
Managing Director, Health Care Finance."

         6.       Consent to NHI Guaranty Agreement and Reimbursement Agreement
Amendment: Reaffirmation of Guaranty Obligations. The Guarantors hereby consent to the execution and delivery of the NHI Guaranty Agreement and the Reimbursement Agreement Amendment and hereby reaffirm their respective obligations under the Guaranty Agreement, as herein amended, and the joint, several, absolute and unconditional guaranty to the Bank of the timely payment and performance of all of the Guaranteed Obligations.

         7. Continuing Effectiveness Except as Amended. Except to the extent specifically amended as herein set forth, the Guaranty


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Agreement remains unchanged, and the Guaranty Agreement, as herein amended, remains in full force and effect.

         8. Severability. Any provision of this Amendment which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization as to the remaining provisions hereof and shall not affect the validity, enforceability or legality of such provision in any other jurisdiction.

         9. Governing Law. This Amendment is intended to be performed in the State of Illinois, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois.

         10. Multiple Counterparts. This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11. Satisfaction of Conditions. The Partnership Guarantor hereby represents and warrants that it has satisfied all conditions required to be met by it pursuant to the Consent Letter other than those, if any, waived in writing by the Bank on or prior to the date hereof. The Individual Guarantor hereby represents and warrants that the Borrower has satisfied all conditions required to be met by it pursuant to the Consent Letter other than those, if any, waived in writing by the Bank on or prior to the date hereof.

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        IN WITNESS WHEREOF, the Guarantors and the Bank have duly executed and delivered this Amendment, or caused same to be duly executed and delivered, under seal, as of the date first above written.


                                        /s/ JAMES O. MCCARVER      [SEAL]
                                        ---------------------------
                                        JAMES O. MCCARVER



                                        NATIONAL HEALTHCORP L.P., a
                                        Delaware limited partnership


                                        By:  NHC, Inc., a Tennessee
                                             corporation, as Managing
                                             General Partner

                                             By: /s/ LaRoche, Jr
                                                 ----------------------------
                                             Title: Sr V.P
                                                   ---------------------------

                                             Attest:
                                                    --------------------------
                                             Title:
                                                   ---------------------------
                                              [SEAL]





[AMENDMENT TO GUARANTY]